Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is entered into as of this ___ day of November, 2007, by and among Somerset International Group, Inc., a Delaware corporation (hereinafter “Somerset” or the “Buyer”), Vincent A. Bianco and Opie F. Brinson, being all of the shareholders of Fire Control Electrical Systems, Inc. (hereinafter collectively “Sellers” and each individually, a “Seller”), and Picinich & McClure, Esqs., 139 Harristown Road, Suite 101, Glen Rock, New Jersey 07452 (“Escrow Agent”)

W I T N E S S E T H :

WHEREAS, Somerset and Sellers have, simultaneous to the execution of this Escrow Agreement, entered into a Stock Purchase Agreement dated November 13, 2007 (the "SPA");

WHEREAS, pursuant to Section 4(b) of the SPA, Sellers have agreed that the aggregate purchase price may be adjusted after the Closing based upon Somerset’s review of the EBITDA as of June 30, 2007 and the Net Current Assets as of October 31, 2007; and

WHEREAS, the Sellers and Somerset have agreed to escrow a total of Ninety Thousand ($90,000) Dollars (the "Escrowed Funds") to secure any downward adjustment of the purchase price to the extent that same is in excess of One Hundred Fifty Thousand and 00/100 ($150,000) Dollars.   The Escrowed Funds shall be held in escrow pursuant to the terms of this Escrow Agreement, representing a general holdback of the cash portion of the purchase price to be paid to the Sellers pursuant to Section 4(a)(i) of the SPA; and

WHEREAS, in accordance with the provisions of this Escrow Agreement, the law firm of Picinich & McClure, Esqs., 139 Harristown Road, Suite 101, Glen Rock, New Jersey 07452 is designated to act as Escrow Agent for the parties hereto under the terms of this Escrow Agreement, and pursuant to the terms of the SPA, the pertinent provisions of which are incorporated herein by reference.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.

Appointment of Escrow Agent.  Somerset and Sellers hereby appoint Picinich & McClure, Esqs., 139 Harristown Road, Suite 101, Glen Rock, New Jersey 07452 as Escrow Agent to serve as Escrow Agent, pursuant to the terms of this Escrow Agreement.

2.

Deposit of Escrowed Funds.  Pursuant to the terms hereof, the Sellers hereby deposit, transfer and deliver all of the Escrowed Funds to the Escrow Agent allocated as set forth in Schedule A.  Thereafter, the Escrow Agentshall hold the Escrowed Funds pursuant to the terms of this Escrow Agreement and the SPA.

3.

Retention of Escrowed Funds.  The Escrow Agent agrees to receive and hold in escrow the Escrowed Funds pursuant to the terms of this Escrow Agreement and to perform the acts and duties imposed upon it under the terms and conditions of both this Escrow Agreement and the SPA.  The Escrow Agent shall not be obligated to keep the Escrowed Funds in an interest-bearing account, but shall retain same in the “Picinich & McClure Attorney Trust Account” maintained at Bank of America until released pursuant to this Escrow Agreement.

4.

Disbursement of Escrowed Funds; Termination of Escrow Agreement.  Pursuant to Section 4(c) of the SPA, within sixty (60) days after the Closing Date, Somerset is obligated to provide to the Sellers a written reconciliation showing the Net Current Asset Deviation and EBIDTA Closing Deviation, and shall disclose the manner of calculation of same. In the event that such reconciliation determines that a negative purchase price adjustment, if any, will not exceed One Hundred Fifty Thousand and 00/100 ($150,000) Dollars, then the Escrow Agent shall disburse to the Sellers all Escrowed Funds as allocated on Schedule A, and this Escrow Agreement shall be terminated.  In the event that such reconciliation determines that a negative purchase price adjustment will exceed One Hundred Fifty Thousand and 00/100 ($150,000) Dollars, then the Escrow Agent shall disburse to the Sellers all Escrowed Funds as allocated on Schedule A, the outstanding principal balance of the Convertible Notes shall be reduced in accordance with Sections 4(b)(iii) and (iv) of the SPA, and this Escrow Agreement shall be terminated.

5.

Provisions Concerning Escrow Agent.

5.1

The Escrow Agent shall, for all purposes of this Escrow Agreement, be treated as and considered legally as custodian.  The Escrow Agent shall be entitled to rely, and shall be protected in acting or refraining from acting, upon any instruction, document or instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by Somerset or Sellers.  Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instructions or direction.  The Escrow Agent shall not be liable for any action (or refraining from any action) taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it in this Escrow Agreement or the SPA.  The Escrow Agent may consult with counsel of its choice and shall be fully protected and indemnified in acting or refraining to act in good faith in accordance with the opinion of such counsel.

5.2

The Escrow Agent shall not be entitled to compensation for its services as Escrow Agrent, but shall be entitled to reimbursement of any out-of-pocket expenses as may be incurred in connection with the performance of its duties hereunder, such as reimbursement of any wire transfer fee charged in connection with the disbursement of the Escrowed Funds.  Somerset shall pay such expenses.

5.3

Somerset and Sellers each agree to indemnify and hold the Escrow Agent harmless from and against any and all loss, damage, liability or expense incurred arising out of or in connection with the acceptance of its position as Escrow Agent and the administration of this Escrow Agreement, including the costs and expenses of defending against any claim in connection with the performance of its duties hereunder; provided, however, that the  Escrow Agent shall not be indemnified for any loss, damage, liability or expense caused by or arising out of such Escrow Agent’s gross negligence, willful misconduct or failure to act in good faith.

5.4

It shall be the Escrow Agent’s responsibility for the safekeeping of the Escrowed Funds, the disbursement and delivery of such Escrowed Funds in accordance with this Escrow Agreement, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the Escrowed Funds or this Escrow Agreement.

5.5

If any disagreement arises among Somerset and Sellers with respect to this Escrow Agreement or the Escrowed Funds, the Escrow Agent, upon notice to the parties, shall have the right to retain the Escrowed Funds until the Escrow Agent shall have received (i) a non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds, or (ii) a written agreement executed by Somerset and Sellers directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order or agreement.  Any court order shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that the order is final and non-appealable.  The Escrow Agent shall act on such court order and legal opinion without further question.  The Escrow Agent may also, at any time, file a suit in interpleader and obtain an order from a court of appropriate jurisdiction, requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrowed Funds.  Upon filing a suit in interpleader and obtaining such an order, the Escrow Agent shall have no further obligations or liabilities to any other party hereto.

5.6

The Escrow Agent is authorized to disregard any and all notices or instructions given to it by Somerset or Sellers, or by any other person, firm or corporation, except only such notices or instructions as are provided for herein or any order or process of any court with jurisdiction.  If any property held hereunder is at any time attached, garnished, or levied upon under any court order or by federal, state or local taxing authorities, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, levy, judgment or decree which it is  advised by legal counsel of its own choosing is binding upon the Escrow Agent; and if the Escrow Agent  complies with any such order, writ, levy, judgment or decree, they shall not be liable to any of the parties hereto, or any other person, firm or corporation, by reason of such compliance, even though such order, writ, levy, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

5.7

The Escrow Agent shall not be required or have a duty to notify any person of any payment or the maturity of any security held hereunder nor shall it be required to take any legal action to enforce payment of any security held hereunder.

5.8

The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, endorsement or escrow instructions.

5.9

The Escrow Agent may, at any time, resign as such by delivering the Escrowed Funds to any successor Escrow Agent designated by all parties  hereto in writing or by any court of competent jurisdiction as provided above. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is thirty (30) days after the date of delivery of the Escrow Agent’s written notice of resignation to the other parties hereto.  If, at that time, the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrowed Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

6.

No Conflict of Interest.  It is understood and acknowledged by the parties hereto that the Escrow Agent represents Somerset in connection with the SPA and related agreements.  It is further understood and acknowledged hereto that the Escrow Agent shall be entitled to continue to represent Somerset in any matter, including, without limitation, any matter, claim or dispute between Sellers, on the one hand, and Somerset, on the other.  To the extent that any conflict or potential conflict arises, each party hereto, individually and on behalf of such party’s successors and assigns, has waived any objection thereto.  Each party has consulted with counsel, and, after discussion and advice from such counsel and with full knowledge of all relevant facts, each party consents to the Escrow Agent continuing to act as Escrow Agent hereunder.  This waiver of conflict extends to consent for the Escrow Agent to represent any party hereto in any action concerning the SPA.

7.

Amendment.  No amendment or modification of this Escrow Agreement shall be effective unless in writing and signed by the parties.  This Escrow Agreement may not be terminated except in a written document signed by the parties.

8.

Parties in Interest.  This Escrow Agreement shall bind, benefit, and be enforceable by and against each party hereto and their successors, assigns, heirs, administrators and personal representatives.  No party shall in any manner assign any of its rights or obligations under this Escrow Agreement without the express prior written consent of the other parties.

9.

No Waivers.  No waiver with respect to this Escrow Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, the same or any other right, power or remedy.

10.

Severability.  If any provision of this Escrow Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

11.

Choice of Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

12.

Miscellaneous.

12.1

All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered in accordance with the notice requirements set forth in the SPA.

12.2

This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

12.3

All capitalized terms used in this Escrow Agreement which are not otherwise defined herein shall have the meaning assigned to them in the SPA unless the context hereof otherwise requires.

IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.

ATTEST:		Somerset International Group, Inc.

	By:	/s/
John X. Adiletta, Secretary		John X. Adiletta, President

Vincent A. Bianco, Seller		Opie Brinson, Seller

Escrow Agent:

Picinich & McClure, Esqs

William R. McClure, Esq.

SCHEDULE A

Escrow For:	Amount
Adjustment Escrow for Opie Brinson	$ 45,000.00
Adjustment Escrow for Vincent Bianco	$ 45,000.00
Total:	$ 90,000.00